Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated April 1, 2024, relating to the consolidated financial statements of CSLM Acquisition Corp. (the Company), which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/BDO USA, P.C.

New York, New York

February 13, 2025